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                                                                       EXHIBIT 5

(LOGO)  GEORGIA-PACIFIC CORPORATION


Law Department                                       133 Peachtree Street, N.E.
                                                     P.O. Box 105605
                                                     Atlanta, Georgia 30348-5605
James F. Kelley                                      Telephone (404) 652-5208
Senior Vice President - Law                          Facsimile (404) 584-1461
and General Counsel


                                   May 3, 1995

To the Board of Directors of
Georgia-Pacific Corporation

Ladies and Gentlemen:

             As Senior Vice President - Law and General Counsel of Georgia-Pacific Corporation (the "Corporation"), I have reviewed the proceedings relative to the authorization of the 1995 Shareholder Value Incentive Plan (the "Plan") of the Corporation pursuant to which the Corporation has granted and proposes to grant to certain officers and key employees options to purchase up to 8,100,000 shares of Common Stock, par value $.80 per share, subject to adjustment upon the occurrence of certain events.

             I am of the opinion that the shares of Common Stock issuable upon the exercise of such options pursuant to the Plan as described in the Registration Statement under the Securities Act of 1933, have been duly authorized and, when issued in accordance with the provisions of the Plan, will be legally and validly issued, fully paid and nonassessable. I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

             I am a member of the bar of the State of New York and do not hold myself out to be an expert on the laws of any other state. I express no opinion on the laws of any jurisdiction other than the laws of the States of New York and Georgia and the federal laws of the United States. In rendering the foregoing opinion, I have relied as to opinions expressed above, upon an opinion of even date herewith addressed to me by an attorney in the Law Department of the Corporation licensed to practice law in the State of Georgia, which opinion contains no qualifications or assumptions (other than those which limit such opinions solely to matters of Georgia law) not contained in this opinion.

                                        Very truly yours,

                                        /s/ James F. Kelley
                                        James F. Kelley
                                        Senior Vice President - Law
                                        and General Counsel